Exhibit 3.27

ARTICLES OF ENTITY CONVERSION

ATS OF DELAWARE, INC.

TO

ATS OF DELAWARE, LLC

The undersigned, on behalf of the corporation named below, pursuant to Section 13.1-722.9 of the Virginia Stock Corporation Act, states as follows:

1. The name of the corporation immediately prior to the filing of these Articles of Entity Conversion is ATS of Delaware, Inc.

2. The corporation shall convert to a Virginia limited liability company and its name shall be ATS of Delaware, LLC.

3. Pursuant to § 13.1-722.10 of the Virginia Stock Corporation Act, the Plan of Conversion is attached as Exhibit A.

4. The Conversion of the corporation has been approved by the board of directors and sole shareholder of the corporation.

5. The corporation has 100 shares of common stock outstanding and 100 shares are entitled to vote.

6. The Conversion shall be effective at 11:59 p.m. (EST) on December 28, 2015.

[signature on following page]

Dated December 22, 2015.

ATS OF DELAWARE, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

Exhibit A Plan of Conversion

PLAN OF CONVERSION

OF

ATS OF DELAWARE, INC.

TO

ATS OF DELAWARE, LLC

Pursuant to the provisions of the Virginia Stock Corporation Act, the undersigned, desiring to convert a domestic corporation into a domestic limited liability company, does hereby certify as follows:

1 On or as of the “Effective Time” (as described below), ATS of Delaware, Inc. (the “Corporation”), a Virginia corporation, shall convert into and continue its existence as ATS of Delaware, LLC (the “LLC”), a Virginia limited liability company (the “Conversion”).

2. The undersigned intends that (i) this Plan of Conversion constitutes a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Conversion shall qualify as a complete liquidation of the Corporation under Section 332 of the Code and Treasury regulations thereunder.

3. Upon the filing of the Articles of Entity Conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the Conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the Conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the Conversion.

4. As a result of the Conversion and without any action on the part of the Corporation’s sole shareholder, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

5. The Articles of Organization of the LLC are attached as Exhibit A hereto.

6. Notification of the approval of the Conversion shall be deemed to be the execution of the Operating Agreement by the sole member of the LLC, Comprehensive Addiction Programs, Inc.

7. The Conversion shall be effective at 11:59 p.m. (EST) on December 28, 2015.

[Signature Page Follows]

Dated as of this 22nd day of December, 2015.

ATS OF DELAWARE, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Vice President and Secretary

EXHIBIT A ARTICLES OF ORGANIZATION (Please see attached.)

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A VIRGINIA LIMITED LIABILITY COMPANY

LLC-1011
(10/11)

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

	ATS of Delaware, LLC		.
(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

2.	A.	The name of the limited liability company’s initial registered agent is

		C T Corporation System ✓	.

	B.	The initial registered agent is (mark appropriate box):

(1) an INDIVIDUAL who is a resident of Virginia and

☐ a member or manager of the limited liability company.

☐ a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐ an officer or director of a corporation that is a member or manager of the limited liability company.

☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐ a trustee of a trust that is a member or manager of the limited liability company.

☐ a member of the Virginia State Bar.

OR

(2) ☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	A.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 285	Glen Allen	, VA	23060	.

(number/street)	(city or town)		(zip)

B.	The registered office is located in the ☒ county or ☐ city of	Henrico	.

4.	The limited liability company’s principal office address, including the street and number, is

6100 Tower Circle, Suite 1000	Franklin	TN	37067	.

(number/street)	(city or town)	(state)	(zip)

Organizer(s):

/s/ Christopher L. Howard	12/22/15
(signature)	(date)

Christopher L. Howard
(printed name)	(telephone number (optional))

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public

SEE INSTRUCTIONS ON THE REVERSE

S593522 - 8 COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION AT RICHMOND, DECEMBER 28, 2015

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

ATS of Delaware, Inc.

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective December 28, 2015.

When the certificate becomes effective, ATS of Delaware, Inc. is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

ATS of Delaware, LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Mark C. Christie Commissioner

CNVRLACT

CIS0368

15-12-23-1206

The foregoing is a true copy of all business entity documents on file in the Clerk’s Office of the Commission relating to ATS of Delaware, LLC, a VIRGINIA limited liability company.
Nothing more is hereby certified.
Signed and Sealed at Richmond on this Date: January 19, 2016
Joel H. Peck, Clerk of the Commission
CIS0502